UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On June 30, 2017, Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, together with the other lenders party thereto, comprised of a $100 million term loan (the “Term Loan”) and a revolving credit facility (the “Revolving Credit Facility”) of up to $150 million (the “Revolving Loans”). The Revolving Credit Facility also permits the Company to obtain letters of credit up to a sublimit of $25 million. Subject to customary conditions, the Company may request aggregate commitments up to $100 million with respect to an increase in the Revolving Credit Facility, additional term loans, or a combination thereof. Upon the closing of the Credit Agreement, the Company borrowed the full $100 million Term Loan in order to fund part of the repayment of the approximately $180 million term loan then outstanding under the credit facility prior to its amendment and restatement.

The Term Loan and the Revolving Loans (together, the “Loans”) will, at the Company’s election, bear interest either in relation to Bank of America’s base rate or to a LIBOR rate, provided that all swing line loans will be base rate loans.

The Term Loan or portions thereof bearing interest at the base rate will bear interest at a per annum rate equal to the base rate plus 3.25%. The Term Loan or portions thereof bearing interest at a LIBOR rate will bear interest per annum at the LIBOR rate selected by the Company plus a margin of 4.25%. The Revolving Loans or portions thereof bearing interest at the base rate will bear interest at a per annum rate equal to the base rate plus a margin ranging from 1.75% to 3.25%. The Revolving Loans or portions thereof bearing interest at a LIBOR rate will bear interest per annum at the LIBOR rate selected by the Company plus a margin ranging from 2.75% to 4.25%. A letter of credit fee is payable by the Company equal to its applicable margin for LIBOR rate Loans times the daily amount available to be drawn under the applicable letter of credit. Margins on the Revolving Loans will vary in relation to the consolidated total leverage ratio provided for in the Credit Agreement.

The Term Loan matures on June 30, 2020 and is subject to scheduled installments of principal reduction of 5% in the first loan year, 10% in the second loan year and 15% in the third loan year, payable quarterly, with a balloon payment at maturity, which installment amounts are subject to adjustment for any prepayments on the Term Loan. The Company may elect to prepay amounts outstanding under the Term Loan without premium or penalty, but may not reborrow any amounts prepaid. The Company may prepay amounts outstanding under the Revolving Loans without premium or penalty, and may reborrow any amounts prepaid up to the amount of the Revolving Credit Facility. The Revolving Loans mature on June 30, 2020. In certain circumstances, the Company will be required to prepay the Loans.

The Credit Agreement and the other documents entered into in connection with the Credit Agreement (together, the “Loan Documents”) include terms and conditions, including covenants, which the Company considers customary for this type of transaction. The covenants include certain restrictions on the Company’s and its subsidiaries’ ability to grant liens, incur indebtedness, make investments, merge or consolidate, sell or transfer assets, pay dividends and make capital expenditures. In addition, the Credit Agreement obligates the Company to meet minimum financial ratio requirements of EBITDA to interest charges and funded debt to EBITDA, provided that if there are no Loans outstanding, the funded debt ratio requirement permits the Company to offset a certain amount of cash against the funded debt used in the calculation. For any period where there are amounts outstanding under the Revolving Loans or unreimbursed draws under letters of credit issued under the Revolving Credit Facility, the Company is also required to meet a minimum ratio requirement of total secured indebtedness to EBITDA. The Credit Agreement also obligates the Company to maintain certain cash levels depending on the type of indebtedness outstanding.

The Company may from time to time designate one or more of its foreign subsidiaries as subsidiaries which are not generally subject to the covenants in the Credit Agreement (“Unrestricted Subsidiaries”), provided that the Company meets certain liquidity requirements. The debt and EBITDA of Unrestricted Subsidiaries are not included in the calculations of the Company’s financial covenants, except for the debt and EBITDA of Helix Q5000 Holdings, S.a.r.l. The obligations of the Company under the Credit Agreement are guaranteed by the Company’s domestic subsidiaries and Canyon Offshore Limited, and the obligations of the Company under the Credit Agreement and of such guarantors under their guarantee are secured by most of the assets of the Company, its domestic subsidiaries and Canyon Offshore Limited, plus pledges of up to two-thirds of the shares of certain foreign subsidiaries.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

On June 30, 2017, the Company issued a press release regarding the Loans, which press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

4.1
Amended and Restated Credit Agreement dated June 30, 2017, by and among Helix Energy Solutions Group, Inc. and Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, together with the other lenders party thereto.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 30, 2017

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Erik Staffeldt
Erik Staffeldt
Senior Vice President and Chief Financial Officer

Index to Exhibits

Number	Description

4.1
Amended and Restated Credit Agreement dated June 30, 2017, by and among Helix Energy Solutions Group, Inc. and Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, together with the other lenders party thereto.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated June 30, 2017.